Joint Filer Information

Name of Joint Filer:               Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:            c/o Hicks, Muse, Tate & Furst Incorporated
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas 75201

Designated Filer:                  HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement: August 7, 2013

Issuer Name and Ticker Symbol:     LIN Media LLC (NYSE: LIN)

Signature:                         Hicks, Muse GP Partners IV, L.P.

                                   By:      Hicks, Muse Fund IV, LLC, its general partner

                                   By:      /s/ William G. Neisel
                                           ------------------------------------
                                            William G. Neisel
                                            Treasurer

Joint Filer Information

Name of Joint Filer:               Hicks, Muse Fund IV, LLC

Address of Joint Filer:            c/o Hicks, Muse, Tate & Furst Incorporated
                                   200 Crescent Court, Suite 1600
                                   Dallas, Texas 75201

Designated Filer:                  HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement: August 7, 2013

Issuer Name and Ticker Symbol:     LIN Media LLC (NYSE: LIN)

Signature:                         HICKS, MUSE FUND IV, LLC

                                   By:      /s/ William G. Neisel
                                            -----------------------------------
                                            William G. Neisel
                                            Treasurer